EXHIBIT 99.5.2
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                                                       Moody's Investors Service

                                                                99 Church Street
                                                              New York, NY 10007
                                                                  www.moodys.com


                                                                January 10, 2005


MBIA Insurance Corporation
113 King Street
Armonk, New York 10504

               RE:   Empire State Municipal Exempt
                     Trust, Guaranteed Series 181

To Whom It May Concern:

Moody's Investors Service has assigned the rating of Aaa (MBIA Insurance Corp.) to each of the bonds insured by MBIA Insurance Corporation, comprising Empire State Municipal Exempt Trust, Guaranteed Series 181. The rating is based upon an insurance policy provided by MBIA Insurance Corporation. The rating applies to each bond only while it is held in such trust.

Please send us a final Prospectus when available. Should you have any questions regarding the above, please do not hesitate to contact the assigned analyst, Margaret Kessler, at (212) 553-7884.

                                        Sincerely yours,

                                        /s/ Margaret Kessler
                                        --------------------
                                        Margaret Kessler
                                        Vice President &
                                        Managing Director